UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 1, 2009
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
SIGNATURES

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On October 1, 2009, Quiksilver, Inc. (the “Company”) filed with the New York Stock Exchange (the “NYSE”) a written affirmation notifying the NYSE that, due to the appointment of two additional directors to the Company’s board of directors in connection with the previously announced financing provided to the Company by the Rhône Group, only four of the Company’s eight directors have been identified as independent. Accordingly, the Company’s board of directors does not satisfy Section 303A.01 of the NYSE Listed Company Manual, which requires that the board of directors of a listed company be comprised of a majority of independent directors, each of whom satisfies the independence requirements set forth in Section 303A.02.
     In order to cure the deficiency described in the previous paragraph, the Company intends to appoint a new independent director to the Board. The Company is in the process of evaluating potential candidates and expects to appoint a new independent director within the next 30 to 60 days.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2009	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

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